UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2011
SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)
Delaware
State or Other
Jurisdiction of
Incorporation

0-25033	63-1201350

(Commission File Number)	(IRS Employer Identification No.)

17 North 20th Street, Birmingham, Alabama	35203

(Address of Principal Executive Offices)	Zip Code)
(205) 327-1400

(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 15, 2011, C. Stanley Bailey, Chairman, President and Chief Executive Officer of Superior Bancorp (the “Corporation”), notified the Corporation of his decision to retire effective immediately. Mr. Bailey also retired as Chairman of the Corporation’s subsidiary, Superior Bank.
     On March 15, 2011, the Corporation’s Board of Directors elected, subject to regulatory approval, C. Marvin Scott as Chairman and Chief Executive Officer of the Corporation and Rick D. Gardner as President of the Corporation. Mr. Scott and Mr. Gardner had each previously served as Vice Chairman of the Corporation. The Board of Directors of Superior Bank elected, subject to regulatory approval, Mr. Scott, the Bank’s Chief Executive Officer, to also serve as Chairman of the Bank. Information about each of Mr. Scott and Mr. Gardner has been previously filed with the Securities and Exchange Commission in the Corporation’s proxy statements on Schedule 14A.
Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.
     On March 21, 2011, the Company issued a press release announcing the retirement of Mr. Bailey and the additional duties of Mr. Scott and Mr. Gardner. The text of the press release is attached to this report as Exhibit 99.
     This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
Exhibit 99	Press Release of Superior Bancorp dated March 21, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP
Date: March 21, 2011	By:	/s/ C. Marvin Scott
C. Marvin Scott
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99	Press Release of Superior Bancorp dated March 21, 2011